EXHIBIT 10.22

PROMISSORY NOTES RESTRUCTURING AGREEMENT

     This Agreement, entered into this 8th day of April 2002, is by, between, and among Ultimate Sports Entertainment, Inc., a Delaware corporation
("Ultimate"), David Rosenberg, an individual ("Rosenberg"), Unifund
Corporation, a Ohio corporation ("Unifund"), and The Martin Burke Company, a
California corporation (the "Burke Company").

RECITALS:

A.     On or about June 27, 2000, Ultimate borrowed another $25,000 from
Unifund, a company controlled by Rosenberg, and issued a promissory note of such date to Rosenberg for such amount, the maturity date of which was extended by the holder to December 31, 2001 (hereinafter "Note #1").

B.     On or about November 21, 2000, Ultimate borrowed $25,000 from Unifund, a company controlled by Rosenberg, and issued a promissory note of such date to Rosenberg for such amount, the maturity date of which was extended by the holder to November 30, 2001 (hereinafter "Note #2").

C.     The parties acknowledge that the funds were furnished by Unifund, that the promissory notes were erroneously issued in the name of Rosenberg, and that such funds are due and payable to Unifund.

D.     Ultimate has been, and currently is, unable to repay the loans pursuant to the terms of the promissory notes and desires to extend the payment terms as set forth in this Agreement.

E.     In a transaction unrelated to Ultimate, Unifund owes commissions in the amount of $50,000 to the Burke Company.

F.     Unifund and the Burke Company desire to use this transaction to assign
Note #1 to the Burke Company, and to pay the balance owed for such commission to the Burke Company in cash, all in full satisfaction of the amount owed for the commission.

     NOW, THEREFORE, in consideration of the mutual terms and covenants of this Agreement, the parties hereto agree as follows:

     1.     Cure of Default; Extension of Maturity Date.  In order to cure any default under both Note #1 and Note #2, Ultimate shall immediately issue to
Unifund 60,000 shares of Ultimate common stock (the "Shares").  In addition, the parties agree that the maturity dates of Note #1 and Note #2 shall be, and hereby are, extended to December 31, 2002, and that the principal of, and interest on, such notes shall not be due and payable until December 31, 2002.

     2.     Assignment of Note #1 and Payment of Cash; Satisfaction of
Commission.  Unifund hereby bargains, sells, assigns, and transfers  Note #1, and tenders $17,000, to the Burke Company as full satisfaction of the $50,000 commission owned by Unifund to the Burke Company.  The Burke Company hereby accepts Note #1 and the $17,000 as full satisfaction of such commission due.
Funds shall be wire transferred to the Burke Company as follows:

                                First Regional Bank
                                28310 roadside Drive
                                Suite 250
                                Agoura Hills, CA  91301

               Acct Name:       Martin Burke Co.
                                9595 Wilshire Boulevard
                                Suite 700
                                Beverly Hills, CA  90212

               Acct No.        775091215
               Routing No.     122037760

     3.     Transfer of Note #2.  Rosenberg hereby tenders Note #2 to Ultimate for transfer to Unifund.  Ultimate hereby agrees to cancel Note #2 and issue a new promissory note to Unifund in the form attached hereto, and incorporated herein, as Exhibit "A."

     4.     Securities Law Provisions.  Prior to executing this Agreement,
Unifund has executed and delivered to Ultimate a representation form, the form of which is attached hereto as Exhibit "B," which has been accepted by
Ultimate.

     5.     Miscellaneous

          5.1     Attorneys' Fees.  If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

          5.2     Entire Agreement; Modification; Waiver.  This Agreement
constitutes the entire agreement between or among the parties pertaining to the subject matter contained in it and supercedes all prior and contemporaneous agreements, representations, and understandings of the parties.  No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties or the applicable parties to be bound by such amendment.  No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.  No waiver will be binding unless executed in writing by the party making the waiver.

          5.3     Governing Law.  This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of California, and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of California, and in no other place.

          5.4     Severability.  If any provision of this Agreement is held
invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

          5.5     Assignment.  This Agreement may not be assigned by any party without the prior written consent of all other parties.  This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

          5.6     Effect of Headings.  The subject headings of the sections
and subsections of this Agreement are included for convenience only and will not affect the construction of any of its provisions.

          5.7     Counterparts; Facsimile Execution.  This Agreement may be
executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.  Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.
Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

          5.8     Full Knowledge.  By their signatures, the parties
acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

          5.9     Corporate Approvals.  Each of the entities entering into
this Agreement represents and warrants that the execution of this Agreement by its corporate officer named below has been duly authorized by its board of directors, is not in conflict with any bylaw or other agreement, and will be a binding obligation of such entity, enforceable in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this document to be effective the day and year first above written.

ULTIMATE:                            Ultimate Sports Entertainment, Inc.

                              By /s/ Frederick R. Licht________________
                                     Frederick R. Licht, President

ROSENBERG:                       /s/ David Rosenberg___________________
                                     David Rosenberg, Individually

UNIFUND:                             Unifund Corporation

                              By /s/ David Rosenberg________________
                                     David Rosenberg, President

BURKE COMPANY:                       The Martin Burke Company

                              By /s/ Martin Burke___________________
                                     Martin Burke, President